UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2010

ROWAN COMPANIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-5491	75-0759420
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

2800 Post Oak Boulevard Suite 5450 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 621-7800

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Rowan Companies, Inc. (the “Company”) has sold its common stock in private placements to purchase ordinary shares of Skeie Drilling & Production ASA (“SKDP”) from SKDP shareholders (collectively, the “Private Placements”).  On August 10, 2010, the Company issued 945,877 shares of the Company’s common stock to H Partners LP, H Offshore Fund Ltd. and Larsen Invest AS for total consideration of 164,739,342 SKDP ordinary shares.  On August 12, 2010, the Company issued 950,282 shares of the Company’s common stock to Goldman Sachs International and Arrowhawk Distressed Special Situations Ltd. for total consideration of 165,506,270 SKDP ordinary shares.

These Private Placements are exempt from registration pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and Section 4(2) of the Securities Act.  The offering and sale were made in private transactions to a limited number of persons, all of whom have represented that they are accredited investors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROWAN COMPANIES, INC.

Dated:	August 13, 2010	By:	/s/ William H. Wells
			Name:	William H. Wells
			Title:	Senior Vice President - Finance and CFO
(Principal Financial Officer)

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